FOR IMMEDIATE RELEASE

Exhibit 99.1
August 6, 2025
THE WALT DISNEY COMPANY REPORTS
THIRD QUARTER AND NINE MONTHS EARNINGS FOR FISCAL 2025
BURBANK, Calif. – The Walt Disney Company today reported earnings for its third fiscal quarter ended June 28, 2025.
Financial Results for the Quarter:
•Revenues increased 2% for Q3 to $23.7 billion from $23.2 billion in Q3 fiscal 2024
•Income before income taxes increased 4% for Q3 to $3.2 billion from $3.1 billion in Q3 fiscal 2024
•Total segment operating income(1) increased 8% for Q3 to $4.6 billion from $4.2 billion in Q3 fiscal 2024
•Diluted earnings per share (EPS) for Q3 improved to $2.92 from $1.43 in Q3 fiscal 2024, and adjusted EPS(1) increased 16% for Q3 to $1.61 from $1.39 in Q3 fiscal 2024
Key Points:
•Entertainment: Segment operating income of $1.0 billion, a $179 million decrease versus Q3 fiscal 2024
◦Direct-to-Consumer revenue increased 6%, which included an adverse impact of 3 percentage points due to Disney+ Hotstar being included in the prior-year quarter’s results
◦Direct-to-Consumer operating income increased $365 million to $346 million
◦183 million Disney+ and Hulu subscriptions, an increase of 2.6 million versus Q2 fiscal 2025
◦128 million Disney+ subscribers, an increase of 1.8 million versus Q2 fiscal 2025
◦Linear Networks operating income declined $269 million versus Q3 fiscal 2024 largely driven by the Star India transaction
◦Content Sales/Licensing and Other declined $275 million versus Q3 fiscal 2024, reflecting the performance of titles in the quarter compared to the strong performance of Inside Out 2 in the prior-year quarter
•Sports: Segment operating income of $1.0 billion, an increase of $235 million versus Q3 fiscal 2024
◦Year-over-year increase reflects the impact of a $314 million loss at Star India in Q3 fiscal 2024
◦Domestic ESPN operating income declined 7% versus the prior-year quarter primarily due to higher programming and production costs reflecting contractual rate increases for the NBA and college sports
◦Domestic advertising revenue growth of 3%
•Experiences: Segment operating income of $2.5 billion, an increase of $294 million versus Q3 fiscal 2024
◦Operating income in the quarter reflects a ~$40 million benefit from timing of the Easter holiday, and a ~$30 million impact from pre-opening expenses at Disney Cruise Line
◦Domestic Parks & Experiences operating income grew 22% to $1.7 billion

(1) Total segment operating income and diluted EPS excluding certain items (also referred to as adjusted EPS) are non-GAAP financial measures. The most comparable GAAP measures are income before income taxes and diluted EPS, respectively. See the discussion on pages 17 through 21 for how we define and calculate these measures and a quantitative reconciliation thereof to the most directly comparable GAAP measures.

Guidance and Outlook:
•Q4 Fiscal 2025:
◦Total Disney+ and Hulu subscriptions: Increase of more than 10 million compared to Q3 fiscal 2025, with the majority of the increase coming from Hulu as a result of expanded Charter deal
◦Disney+ subscribers: Modest increase in Disney+ subscribers compared to Q3 fiscal 2025
•Fiscal Year 2025:
◦Adjusted EPS(1) of $5.85, an increase of 18% over fiscal 2024
◦Entertainment Direct-to-Consumer: Operating income of $1.3 billion
◦Entertainment: Double-digit percentage segment operating income growth
◦Sports: 18% segment operating income growth
◦Experiences: 8% segment operating income growth
◦Disney Cruise Line pre-opening expense of ~$185 million, with ~$50 million in Q4 fiscal 2025
◦Equity loss from India JV of ~$200 million driven by purchase accounting amortization

Message From Our CEO:
“We are pleased with our creative success and financial performance in Q3 as we continue to execute across our strategic priorities,” said Robert A. Iger, Chief Executive Officer, The Walt Disney Company. “The company is taking major steps forward in streaming with the upcoming launch of ESPN’s direct-to-consumer service, our just-announced plans with the NFL, and our forthcoming integration of Hulu into Disney+, creating a truly differentiated streaming proposition that harnesses the highest-caliber brands and franchises, general entertainment, family programming, news, and industry-leading sports content. And we have more expansions underway around the world in our parks and experiences than at any other time in our history. With ambitious plans ahead for all our businesses, we’re not done building, and we are excited for Disney’s future.”

(1) Diluted EPS excluding certain items (also referred to as adjusted EPS) is a non-GAAP financial measure. The most comparable GAAP measure is diluted EPS. See the discussion on pages 17 through 21 for how we define and calculate this measure and why the Company is not providing the forward-looking quantitative reconciliation of diluted EPS excluding certain items to the most comparable GAAP measure.

SUMMARIZED FINANCIAL RESULTS
The following table summarizes third quarter results for fiscal 2025 and 2024:

	Quarter Ended			Nine Months Ended
($ in millions, except per share amounts)	June 28, 2025	June 29, 2024	Change	June 28, 2025	June 29, 2024	Change
Revenues	$23,650	$23,155	2%	$71,961	$68,787	5%
Income before income taxes	$3,211	$3,093	4%	$9,958	$6,621	50%
Total segment operating income(1)	$4,575	$4,225	8%	$14,071	$11,946	18%
Diluted EPS	$2.92	$1.43	>100%	$6.12	$2.46	>100%
Diluted EPS excluding certain items(1)	$1.61	$1.39	16%	$4.82	$3.83	26%
Cash provided by operations	$3,669	$2,602	41%	$13,627	$8,453	61%
Free cash flow(1)	$1,889	$1,237	53%	$7,519	$4,530	66%
(1)Total segment operating income, diluted EPS excluding certain items and free cash flow are non-GAAP financial measures. The most comparable GAAP measures are income before income taxes, diluted EPS and cash provided by operations, respectively. See the discussion on pages 17 through 21 for how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.
SUMMARIZED SEGMENT FINANCIAL RESULTS
The following table summarizes third quarter segment revenue and operating income for fiscal 2025 and 2024:

	Quarter Ended			Nine Months Ended
($ in millions)	June 28, 2025	June 29, 2024	Change	June 28, 2025	June 29, 2024	Change
Revenues:
Entertainment	$10,704	$10,580	1%	$32,258	$30,357	6%
Sports	4,308	4,558	(5) %	13,692	13,705	— %
Experiences	9,086	8,386	8%	27,390	25,911	6%
Eliminations(1)	(448)	(369)	(21) %	(1,379)	(1,186)	(16) %
Total revenues	$23,650	$23,155	2%	$71,961	$68,787	5%
Segment operating income:
Entertainment	$1,022	$1,201	(15) %	$3,983	$2,856	39%
Sports	1,037	802	29%	1,971	1,477	33%
Experiences	2,516	2,222	13%	8,117	7,613	7%
Total segment operating income(2)	$4,575	$4,225	8%	$14,071	$11,946	18%
(1)Reflects fees paid by (a) Hulu to ESPN and the Entertainment linear networks business for the right to air their networks on Hulu Live and (b) ABC Network and Disney+ to ESPN to program certain sports content on ABC Network and Disney+.
(2)Total segment operating income is a non-GAAP financial measure. The most comparable GAAP measure is income before income taxes. See the discussion on pages 17 through 21.

DISCUSSION OF THIRD QUARTER SEGMENT RESULTS
Star India
On November 14, 2024, the Company and Reliance Industries Limited (RIL) completed the formation (the Star India Transaction) of a joint venture (India joint venture) that combines the Company’s Star-branded and other general entertainment and sports television channels and direct-to-consumer Disney+ Hotstar service in India (Star India) with certain media and entertainment businesses controlled by RIL. RIL has an effective 56% controlling interest in the joint venture with 37% held by the Company and 7% held by a third party investment company.
Upon completion of the Star India Transaction, the Company began recognizing its 37% share of the India joint venture’s results in “Equity in the income of investees.” Star India results through November 14, 2024 are consolidated in the Company’s financial results.
Entertainment
Revenue and operating income for the Entertainment segment were as follows:

	Quarter Ended		Change	Nine Months Ended
($ in millions)	June 28, 2025	June 29, 2024		June 28, 2025	June 29, 2024	Change
Revenues:
Linear Networks	$2,271	$2,663	(15) %	$7,306	$8,231	(11) %
Direct-to-Consumer	6,176	5,805	6%	18,366	16,993	8%
Content Sales/Licensing and Other	2,257	2,112	7%	6,586	5,133	28%
	$10,704	$10,580	1%	$32,258	$30,357	6%
Operating income (loss):
Linear Networks	$697	$966	(28) %	$2,564	$2,954	(13) %
Direct-to-Consumer	346	(19)	nm	975	(110)	nm
Content Sales/Licensing and Other	(21)	254	nm	444	12	>100%
	$1,022	$1,201	(15) %	$3,983	$2,856	39%
The decrease in Entertainment operating income in the current quarter compared to the prior-year quarter was due to lower results at Content Sales/Licensing and Other and Linear Networks, partially offset by an improvement at Direct-to-Consumer.

Linear Networks
Linear Networks revenues and operating income were as follows:

	Quarter Ended		Change
($ in millions)	June 28, 2025	June 29, 2024
Revenue
Domestic	$2,052	$2,145	(4) %
International	219	518	(58) %
	$2,271	$2,663	(15) %
Operating income
Domestic	$587	$682	(14) %
International	12	157	(92) %
Equity in the income of investees	98	127	(23) %
	$697	$966	(28) %
Domestic
Domestic operating income in the current quarter decreased compared to the prior-year quarter due to:
•A decline in advertising revenue due to a decrease in average viewership and lower rates
•Lower affiliate revenue attributable to fewer subscribers, partially offset by higher effective rates
•Programming and production costs were comparable to the prior-year quarter as higher fees paid to the Sports segment to program sports on ABC were offset by lower costs for non-sports programming
International
The decrease in international operating income was due to the Star India Transaction.
Equity in the Income of Investees
Income from equity investees decreased due to lower income from A+E Television Networks (A+E) attributable to decreases in affiliate and advertising revenue, partially offset by lower marketing costs.
Direct-to-Consumer
Direct-to-Consumer revenues and operating income (loss) were as follows:

	Quarter Ended		Change
($ in millions)	June 28, 2025	June 29, 2024
Revenue	$6,176	$5,805	6%
Operating income (loss)	$346	$(19)	nm
The improvement in operating results in the current quarter compared to the prior-year quarter was due to:
•Subscription revenue growth attributable to:
◦Higher effective rates, reflecting increases in pricing
◦An increase in subscribers
◦The absence of Star India subscription revenue in the current quarter due to the Star India Transaction

◦An unfavorable foreign exchange impact
•A decrease in programming and production costs reflecting:
◦The comparison to International Cricket Council (ICC) programming, which was carried on Disney+ Hotstar in the prior-year quarter
◦An increase in hours of content available on the services
◦Higher subscriber-based license fees attributable to more subscribers to bundles with third-party offerings
•Lower marketing costs
•Higher technology and distribution costs
•A decrease in advertising revenue due to lower rates and the comparison to ICC programming in the prior-year quarter, partially offset by more impressions

Key Metrics(1) - Third Quarter of Fiscal 2025 Comparison to Second Quarter of Fiscal 2025
The following tables and related discussion are on a sequential quarter basis.
Paid subscribers at:

(in millions)	June 28, 2025	March 29, 2025	Change
Disney+
Domestic (U.S. and Canada)	57.8	57.8	— %
International	69.9	68.2	2%
Total Disney+(2)	127.8	126.0	1%

Hulu
SVOD Only	51.2	50.3	2%
Live TV + SVOD	4.3	4.4	(2) %
Total Hulu(2)	55.5	54.7	1%
Average Monthly Revenue Per Paid Subscriber for the quarter ended:

	June 28, 2025	March 29, 2025	Change
Disney+
Domestic (U.S. and Canada)	$8.09	$8.06	— %
International	7.67	7.52	2%
Disney+	7.86	7.77	1%

Hulu
SVOD Only	12.40	12.36	— %
Live TV + SVOD	100.27	99.94	— %
(1)See discussion on page 16—DTC Product Descriptions and Key Definitions
(2)Total may not equal the sum of the column due to rounding
Domestic Disney+ average monthly revenue per paid subscriber increased from $8.06 to $8.09 as higher advertising revenue was largely offset by the impact of subscriber mix shifts.
International Disney+ average monthly revenue per paid subscriber increased from $7.52 to $7.67 due to a favorable foreign exchange impact and increases in pricing, partially offset by the impact of subscriber mix shifts.

Hulu SVOD Only average monthly revenue per paid subscriber increased from $12.36 to $12.40 as higher advertising revenue was largely offset by the impact of subscriber mix shifts.
Hulu Live TV + SVOD average monthly revenue per paid subscriber increased from $99.94 to $100.27 due to higher advertising revenue.
Content Sales/Licensing and Other
Content Sales/Licensing and Other revenues and operating income (loss) were as follows:

	Quarter Ended		Change
($ in millions)	June 28, 2025	June 29, 2024
Revenue	$2,257	$2,112	7%
Operating income (loss)	$(21)	$254	nm
The decrease in operating results was due to:
•Lower theatrical distribution results. The current quarter reflected the release of Elio, Thunderbolts* and Lilo & Stitch, while the prior-year quarter included the release of Inside Out 2.
•Higher film cost impairments in the current quarter
Sports
Sports revenues and operating income (loss) were as follows:

	Quarter Ended		Change
($ in millions)	June 28, 2025	June 29, 2024
Revenue
ESPN
Domestic	$3,929	$3,908	1%
International	379	371	2%
	4,308	4,279	1%
Star India	—	279	(100) %
	$4,308	$4,558	(5) %
Operating income (loss)
ESPN
Domestic	$1,014	$1,085	(7) %
International	(3)	5	nm
	1,011	1,090	(7) %
Star India	—	(314)	100%
Equity in the income of investees	26	26	— %
	$1,037	$802	29%
Domestic ESPN
The decrease in domestic ESPN operating results in the current quarter compared to the prior-year quarter reflected:
•An increase in programming and production costs primarily due to:
◦Higher NBA and college sports rights costs reflecting contractual rate increases
◦The absence of NHL Stanley Cup Finals rights costs in the current quarter. We have the rights to air the Stanley Cup Finals every other year.

•An increase in revenue attributable to:
◦Higher fees received from the Entertainment segment to program sports content on ABC
◦Advertising revenue growth due to increases in rates, partially offset by lower average viewership
◦A decrease in affiliate revenue reflecting fewer subscribers, largely offset by higher effective rates
◦Lower Ultimate Fighting Championship pay-per-view fees due to lower average buys per event
Star India
The operating loss in Star India in the prior-year quarter reflected Indian Premier League and ICC cricket programming.

Key Metrics(1) - Third Quarter of Fiscal 2025 Comparison to Second Quarter of Fiscal 2025
The following table is on a sequential quarter basis.

	June 28, 2025	March 29, 2025	Change
Paid subscribers at: (in millions)	24.1	24.1	— %
Average Monthly Revenue Per Paid Subscriber for the quarter ended:	$6.40	$6.58	(3) %
(1)See discussion on page 16—DTC Product Descriptions and Key Definitions
ESPN+ average monthly revenue per paid subscriber decreased from $6.58 to 6.40 due to lower advertising revenue.
Experiences
Experiences revenues and operating income were as follows:

	Quarter Ended		Change
($ in millions)	June 28, 2025	June 29, 2024
Revenue
Parks & Experiences
Domestic	$6,403	$5,820	10%
International	1,691	1,602	6%
Consumer Products	992	964	3%
	$9,086	$8,386	8%
Operating income
Parks & Experiences
Domestic	$1,650	$1,347	22%
International	422	435	(3) %
Consumer Products	444	440	1%
	$2,516	$2,222	13%
Domestic Parks and Experiences
Operating results at our domestic parks and experiences increased compared to the prior-year quarter due to growth at our domestic parks and resorts and, to a lesser extent, Disney Cruise Line reflecting:
•An increase in guest spending due to higher spending at our theme parks

•Higher volumes attributable to increases in passenger cruise days and occupied room nights. Additional passenger cruise days reflected the launch of the Disney Treasure in the first quarter of the current year
•Increased costs primarily due to new guest offerings, including the fleet expansion at Disney Cruise Line
OTHER FINANCIAL INFORMATION
Corporate and Unallocated Shared Expenses
Corporate and unallocated shared expenses increased $82 million for the quarter, from $328 million to $410 million, primarily due to a legal settlement, timing of allocations to the segments and higher compensation costs, partially offset by a gain on a land sale.
Restructuring and Impairment Charges
In the current quarter, the Company recorded charges of $185 million primarily for an impairment of an equity investment.
Other Expense
In the prior-year quarter, the Company recorded a charge of $65 million related to a legal ruling.
Interest Expense, net
Interest expense, net was as follows:

	Quarter Ended
($ in millions)	June 28, 2025	June 29, 2024	Change
Interest expense	$(438)	$(509)	14%
Interest income, investment income and other	114	167	(32) %
Interest expense, net	$(324)	$(342)	5%
The decrease in interest expense was due to lower average debt balances and rates, partially offset by a decrease in capitalized interest.
The decrease in interest income, investment income and other was due to an unfavorable comparison related to pension and postretirement benefit costs, other than service cost.

Equity in the Income of Investees
Equity in the income of investees was as follows:

	Quarter Ended
($ in millions)	June 28, 2025	June 29, 2024	Change
Amounts included in segment results:
Entertainment	$102	$123	(17) %
Sports	26	26	— %
Equity in the loss of India joint venture	(50)	—	nm
Amortization of TFCF Corporation (TFCF) intangible assets related to an equity investee	(3)	(3)	— %
Equity in the income of investees	$75	$146	(49) %
Income from equity investees decreased $71 million, to $75 million from $146 million, primarily due to a loss from the India joint venture in the current quarter.
Income Taxes
The effective income tax rate was as follows:

	Quarter Ended
	June 28, 2025	June 29, 2024
Income before income taxes	$3,211	$3,093
Income tax (benefit) expense	(2,732)	251
Effective income tax rate	(85.1)%	8.1%
The effective income tax rate was negative 85.1% in the current quarter compared to a positive effective income tax rate of 8.1% in the prior-year quarter. The current quarter included a $3.3 billion non-cash tax benefit recognized upon the change in Hulu’s U.S. income tax classification. Aside from the $3.3 billion tax benefit, both the current and prior-year quarters reflected benefits from favorable adjustments related to prior year tax matters.
Noncontrolling Interests
Net income attributable to noncontrolling interests was as follows:

	Quarter Ended
($ in millions)	June 28, 2025	June 29, 2024	Change
Net income attributable to noncontrolling interests	$(681)	$(221)	>(100) %
The increase in net income attributable to noncontrolling interests was due to an incremental payment to acquire Hulu.
Net income attributable to noncontrolling interests is determined on income after royalties and management fees, financing costs and income taxes, as applicable.

Cash from Operations
Cash provided by operations and free cash flow were as follows:

	Nine Months Ended
($ in millions)	June 28, 2025	June 29, 2024	Change
Cash provided by operations	$13,627	$8,453	$5,174
Investments in parks, resorts and other property	(6,108)	(3,923)	(2,185)
Free cash flow(1)	$7,519	$4,530	$2,989
(1)Free cash flow is not a financial measure defined by GAAP. The most comparable GAAP measure is cash provided by operations. See the discussion on pages 17 through 21.
Cash provided by operations increased $5.2 billion to $13.6 billion in the current period from $8.5 billion in the prior-year period driven by:
•Lower tax payments in the current period compared to the prior-year period reflecting:
◦Deferral of fiscal 2025 U.S. federal and California state income tax payments until October 2025 pursuant to relief related to the 2025 wildfires in California
◦Payment in fiscal 2024 of U.S. federal and California state income taxes related to fiscal 2023 that had been deferred pursuant to relief related to 2023 winter storms in California
•Higher operating income and, to a lesser extent, lower spending on content at Entertainment
•Higher operating income at Experiences
Capital Expenditures
Investments in parks, resorts and other property were as follows:

	Nine Months Ended
($ in millions)	June 28, 2025	June 29, 2024
Entertainment	$(835)	$(750)
Sports	—	(2)
Experiences
Domestic	(4,068)	(1,953)
International	(865)	(706)
Total Experiences	(4,933)	(2,659)
Corporate	(340)	(512)
Total investments in parks, resorts and other property	$(6,108)	$(3,923)
Capital expenditures increased to $6.1 billion from $3.9 billion due to higher spend on cruise ship fleet expansion at the Experiences segment, partially offset by lower spend on corporate facilities.

Depreciation Expense
Depreciation expense was as follows:

	Nine Months Ended
($ in millions)	June 28, 2025	June 29, 2024
Entertainment	$540	$503
Sports	34	29
Experiences
Domestic	1,438	1,287
International	576	538
Total Experiences	2,014	1,825
Corporate	244	159
Total depreciation expense	$2,832	$2,516

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; $ in millions, except per share data)

	Quarter Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenues	$23,650	$23,155	$71,961	$68,787
Costs and expenses	(20,005)	(19,801)	(60,732)	(59,618)
Restructuring and impairment charges	(185)	—	(437)	(2,052)
Other expense	—	(65)	—	(65)
Interest expense, net	(324)	(342)	(1,037)	(899)
Equity in the income of investees	75	146	203	468
Income before income taxes	3,211	3,093	9,958	6,621
Income taxes	2,732	(251)	2,030	(1,412)
Net income	5,943	2,842	11,988	5,209
Net income attributable to noncontrolling interests	(681)	(221)	(897)	(697)
Net income attributable to The Walt Disney Company (Disney)	$5,262	$2,621	$11,091	$4,512

Earnings per share attributable to Disney:
Diluted	$2.92	$1.43	$6.12	$2.46
Basic	$2.92	$1.44	$6.14	$2.47

Weighted average number of common and common equivalent shares outstanding:
Diluted	1,805	1,829	1,812	1,835
Basic	1,799	1,821	1,806	1,829

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; $ in millions, except per share data)

	June 28, 2025	September 28, 2024
ASSETS
Current assets
Cash and cash equivalents	$5,367	$6,002
Receivables, net	13,402	12,729
Inventories	2,080	2,022
Content advances	1,756	2,097
Other current assets	1,215	2,391
Total current assets	23,820	25,241
Produced and licensed content costs	31,278	32,312
Investments	8,671	4,459
Parks, resorts and other property
Attractions, buildings and equipment	81,547	76,674
Accumulated depreciation	(48,847)	(45,506)
	32,700	31,168
Projects in progress	6,294	4,728
Land	1,191	1,145
	40,185	37,041
Intangible assets, net	9,639	10,739
Goodwill	73,314	73,326
Other assets	9,705	13,101
Total assets	$196,612	$196,219
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and other accrued liabilities	$20,500	$21,070
Current portion of borrowings	5,732	6,845
Deferred revenue and other	6,740	6,684
Total current liabilities	32,972	34,599
Borrowings	36,531	38,970
Deferred income taxes	3,097	6,277
Other long-term liabilities	10,256	10,851
Commitments and contingencies
Equity
Preferred stock	—	—
Common stock, $0.01 par value, Authorized – 4.6 billion shares, Issued – 1.9 billion shares	59,515	58,592
Retained earnings	59,109	49,722
Accumulated other comprehensive loss	(3,049)	(3,699)
Treasury stock, at cost, 71 million shares at June 28, 2025 and 47 million shares at September 28, 2024	(6,430)	(3,919)
Total Disney Shareholders’ equity	109,145	100,696
Noncontrolling interests	4,611	4,826
Total equity	113,756	105,522
Total liabilities and equity	$196,612	$196,219

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; $ in millions)

	Nine Months Ended
	June 28, 2025	June 29, 2024
OPERATING ACTIVITIES
Net income	$11,988	$5,209
Depreciation and amortization	3,932	3,705
Impairments of goodwill, produced and licensed content and other assets	419	2,038
Deferred income taxes	(2,915)	(489)
Equity in the income of investees	(203)	(468)
Cash distributions received from equity investees	110	327
Net change in produced and licensed content costs and advances	819	1,121
Equity-based compensation	1,004	1,036
Other, net	(153)	(20)
Changes in operating assets and liabilities
Receivables	(660)	(1,373)
Inventories	(70)	(2)
Other assets	(201)	74
Accounts payable and other liabilities	(307)	(814)
Income taxes	(136)	(1,891)
Cash provided by operations	13,627	8,453

INVESTING ACTIVITIES
Investments in parks, resorts and other property	(6,108)	(3,923)
Purchase of investments	(98)	(1,006)
Other, net	13	26
Cash used in investing activities	(6,193)	(4,903)

FINANCING ACTIVITIES
Commercial paper borrowings (payments), net	(1,498)	1,377
Borrowings	1,057	132
Reduction of borrowings	(2,969)	(729)
Dividends	(905)	(549)
Repurchases of common stock	(2,496)	(2,523)
Acquisition of redeemable noncontrolling interests	(439)	(8,610)
Other, net	(840)	(820)
Cash used in financing activities	(8,090)	(11,722)

Impact of exchange rates on cash, cash equivalents and restricted cash	31	(14)

Change in cash, cash equivalents and restricted cash	(625)	(8,186)
Cash, cash equivalents and restricted cash, beginning of period	6,102	14,235
Cash, cash equivalents and restricted cash, end of period	$5,477	$6,049

DTC PRODUCT DESCRIPTIONS AND KEY DEFINITIONS
Product offerings
In the U.S., Disney+, ESPN+ and Hulu SVOD Only are each offered as a standalone service or as part of various multi-product offerings. Hulu Live TV + SVOD includes Disney+ and ESPN+. Disney+ is available in more than 150 countries and territories outside the U.S. Depending on the market, our services can be purchased on our websites or through third-party platforms/apps or are available via wholesale arrangements.
Paid subscribers
Paid subscribers reflect subscribers for which we recognized subscription revenue. Certain product offerings provide the option for an extra member to be added to an account (extra member add-on). These extra members are not counted as paid subscribers. Subscribers cease to be a paid subscriber as of their effective cancellation date or as a result of a failed payment method. Subscribers to multi-product offerings in the U.S. are counted as a paid subscriber for each of the Company's services included in the multi-product offering, and subscribers to Hulu Live TV + SVOD are counted as one paid subscriber for each of the Hulu Live TV + SVOD, Disney+ and ESPN+ services. Subscribers include those who receive an entitlement to a service through wholesale arrangements, including those for which the service is available to each subscriber of an existing content distribution tier. When we aggregate the total number of paid subscribers across our DTC streaming services, we refer to them as paid subscriptions.
International Disney+
International Disney+ includes the Disney+ service outside the U.S. and Canada.
Average Monthly Revenue Per Paid Subscriber
Hulu and ESPN+ average monthly revenue per paid subscriber is calculated based on the average of the monthly average paid subscribers for each month in the period. The monthly average paid subscribers is calculated as the sum of the beginning of the month and end of the month paid subscriber count, divided by two. Disney+ average monthly revenue per paid subscriber is calculated using a daily average of paid subscribers for the period. Revenue includes subscription fees, advertising (excluding revenue earned from selling advertising spots to other Company businesses), premium and feature add-on revenue and extra member add-on revenue but excludes Pay-Per-View revenue. Advertising revenue generated by content on one DTC streaming service that is accessed through another DTC streaming service by subscribers to both streaming services is allocated between both streaming services. The average revenue per paid subscriber is net of discounts on offerings that carry more than one service. Revenue is allocated to each service based on the relative retail or wholesale price of each service on a standalone basis. Hulu Live TV + SVOD revenue is allocated to the SVOD services based on the wholesale price of the Hulu SVOD Only, Disney+ and ESPN+ multi-product offering. In general, wholesale arrangements have a lower average monthly revenue per paid subscriber than subscribers that we acquire directly or through third-party platforms.

NON-GAAP FINANCIAL MEASURES
This earnings release presents diluted EPS excluding certain items (also referred to as adjusted EPS), total segment operating income and free cash flow. Diluted EPS excluding certain items, total segment operating income and free cash flow are important financial measures for the Company but are not financial measures defined by GAAP.
These measures should be reviewed in conjunction with the most comparable GAAP financial measures and are not presented as alternative measures of diluted EPS, income before income taxes or cash provided by operations as determined in accordance with GAAP. Diluted EPS excluding certain items, total segment operating income and free cash flow as we have calculated them may not be comparable to similarly titled measures reported by other companies.
Our definitions and calculations of diluted EPS excluding certain items, total segment operating income and free cash flow, as well as quantitative reconciliations of each of these measures to the most directly comparable GAAP financial measure, are provided below.
The Company is not providing the forward-looking measure for diluted EPS, which is the most directly comparable GAAP measure to diluted EPS excluding certain items, or a quantitative reconciliation of forward-looking diluted EPS excluding certain items to that most directly comparable GAAP measure. The Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain significant items required for such GAAP measure without unreasonable effort. Information about other adjusting items that is currently not available to the Company could have a potentially unpredictable and significant impact on future GAAP financial results.
Diluted EPS excluding certain items
The Company uses diluted EPS excluding (1) certain items affecting comparability of results from period to period and (2) amortization of TFCF and Hulu intangible assets, including purchase accounting step-up adjustments for released content, to facilitate the evaluation of the performance of the Company’s operations exclusive of these items, and these adjustments reflect how senior management is evaluating segment performance.
The Company believes that providing diluted EPS exclusive of certain items impacting comparability is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings and because the measure allows for comparability between periods of the operating performance of the Company’s business and allows investors to evaluate the impact of these items separately.
The Company further believes that providing diluted EPS exclusive of amortization of TFCF and Hulu intangible assets associated with the acquisition in 2019 is useful to investors because the TFCF and Hulu acquisition was considerably larger than the Company’s historic acquisitions with a significantly greater acquisition accounting impact.

The following table reconciles reported diluted EPS to diluted EPS excluding certain items for the third quarter:

($ in millions except EPS)	Pre-Tax Income/Loss	Tax Benefit/Expense(1)	After-Tax Income/Loss(2)	Diluted EPS(3)	Change vs. prior-year period
Quarter Ended June 28, 2025
As reported	$3,211	$2,732	$5,943	$2.92	>100%
Exclude:
Hulu Transaction Impacts(4)	—	(3,277)	(3,277)	(1.56)
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs(5)	395	(92)	303	0.16
Restructuring and impairment charges(6)	185	(43)	142	0.08
Excluding certain items	$3,791	$(680)	$3,111	$1.61	16%

Quarter Ended June 29, 2024
As reported	$3,093	$(251)	$2,842	$1.43
Exclude:
Income Tax Reserve Adjustments	—	(418)	(418)	(0.23)
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs(5)	397	(93)	304	0.16
Other expense(7)	65	(11)	54	0.03
Excluding certain items	$3,555	$(773)	$2,782	$1.39
(1)Tax benefit/expense is determined using the tax rate applicable to the individual item.
(2)Before noncontrolling interest share.
(3)Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding.
(4)Reflects a $3,277 million non-cash tax benefit recognized upon the change in Hulu’s U.S. income tax classification and $477 million recognized in “Net income attributable to noncontrolling interests” related to the acquisition of Hulu (Hulu Transaction Impacts).
(5)For the current quarter, intangible asset amortization was $326 million, step-up amortization was $66 million and amortization of intangible assets related to a TFCF equity investee was $3 million. For the prior-year quarter, intangible asset amortization was $326 million, step-up amortization was $68 million and amortization of intangible assets related to a TFCF equity investee was $3 million.
(6)Amounts for the current quarter include an impairment charge related to an equity investment ($179 million).
(7)For the prior-year quarter, other expense was due to a charge related to a legal ruling ($65 million).

The following table reconciles reported diluted EPS to diluted EPS excluding certain items for the nine-month period:

($ in millions except EPS)	Pre-Tax Income/Loss	Tax Benefit/Expense(1)	After-Tax Income/Loss(2)	Diluted EPS(3)	Change vs. prior year
Nine Months Ended June 28, 2025:
As reported	$9,958	$2,030	$11,988	$6.12	>100%
Exclude:
Hulu Transaction Impacts	—	(3,277)	(3,277)	(1.55)
Resolution of a prior-year tax matter	—	(1,016)	(1,016)	(0.56)
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs(4)	1,188	(276)	912	0.49
Restructuring and impairment charges(5)	437	145	582	0.32
Excluding certain items	$11,583	$(2,394)	$9,189	$4.82	26%

Nine Months Ended June 29, 2024:
As reported	$6,621	$(1,412)	$5,209	$2.46
Exclude:
Restructuring and impairment charges(5)	2,052	(121)	1,931	1.05
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs(4)	1,282	(299)	983	0.52
Other expense(6)	65	(11)	54	0.03
Income Tax Reserve Adjustments	—	(418)	(418)	(0.23)
Excluding certain items	$10,020	$(2,261)	$7,759	$3.83
(1)Tax benefit/expense is determined using the tax rate applicable to the individual item.
(2)Before noncontrolling interest share.
(3)Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding.
(4)For the current period, intangible asset amortization was $980 million, step-up amortization was $199 million and amortization of intangible assets related to a TFCF equity investee was $9 million. For the prior-year period, intangible asset amortization was $1,068 million, step-up amortization was $205 million and amortization of intangible assets related to a TFCF equity investee was $9 million.
(5)Amounts for the current period include impairment charges related to an equity investment ($179 million), the Star India Transaction ($143 million) and content ($109 million). Tax expense in the current period includes the estimated tax impact of these charges and a non-cash tax charge of $244 million related to the Star India Transaction. Amounts for the prior-year period include impairments of goodwill ($2,038 million) and a non-cash tax benefit related to the Star India Transaction ($113 million).
(6)For the prior-year period, other expense was due to a charge related to a legal ruling ($65 million).

Total segment operating income
The Company evaluates the performance of its operating segments based on segment operating income, and management uses total segment operating income (the sum of segment operating income from all of the Company’s segments) as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about total segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and other factors that affect reported results.
The following table reconciles income before income taxes to total segment operating income:

	Quarter Ended			Nine Months Ended
($ in millions)	June 28, 2025	June 29, 2024	Change	June 28, 2025	June 29, 2024	Change
Income before income taxes	$3,211	$3,093	4%	$9,958	$6,621	50%
Add (subtract):
Corporate and unallocated shared expenses	410	328	(25) %	1,265	1,027	(23) %
Equity in the loss of India joint venture	50	—	nm	186	—	nm
Restructuring and impairment charges	185	—	nm	437	2,052	79%
Other expense	—	65	100%	—	65	100%
Interest expense, net	324	342	5%	1,037	899	(15) %
Amortization of TFCF and Hulu intangible assets and fair value step-up on film and television costs	395	397	1%	1,188	1,282	7%
Total segment operating income	$4,575	$4,225	8%	$14,071	$11,946	18%
Free cash flow
The Company uses free cash flow (cash provided by operations less investments in parks, resorts and other property), among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures. Management believes that information about free cash flow provides investors with an important perspective on the cash available to service debt obligations, make strategic acquisitions and investments and pay dividends or repurchase shares.
The following table presents a summary of the Company’s consolidated cash flows:

	Quarter Ended		Nine Months Ended
($ in millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Cash provided by operations	$3,669	$2,602	$13,627	$8,453
Cash used in investing activities	(1,720)	(2,350)	(6,193)	(4,903)
Cash used in financing activities	(2,537)	(898)	(8,090)	(11,722)
Impact of exchange rates on cash, cash equivalents and restricted cash	107	(31)	31	(14)
Change in cash, cash equivalents and restricted cash	(481)	(677)	(625)	(8,186)
Cash, cash equivalents and restricted cash, beginning of period	5,958	6,726	6,102	14,235
Cash, cash equivalents and restricted cash, end of period	$5,477	$6,049	$5,477	$6,049

The following table reconciles the Company’s consolidated cash provided by operations to free cash flow:

	Quarter Ended			Nine Months Ended
($ in millions)	June 28, 2025	June 29, 2024	Change	June 28, 2025	June 29, 2024	Change
Cash provided by operations	$3,669	$2,602	$1,067	$13,627	$8,453	$5,174
Investments in parks, resorts and other property	(1,780)	(1,365)	(415)	(6,108)	(3,923)	(2,185)
Free cash flow	$1,889	$1,237	$652	$7,519	$4,530	$2,989

FORWARD-LOOKING STATEMENTS
Certain statements and information in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, plans, financial prospects, trends or outlook and guidance; financial or performance estimates and expectations (including estimated or expected revenues, earnings, operating income, costs, expenses and impact of certain items) and expected drivers; direct-to-consumer prospects, including expectations for subscribers and the nature and value of product offerings and enhancements; prospects and consumer demand for our travel and entertainment offerings; business and other plans including transactions for which conditions to close have not been satisfied, including entering into definitive agreements, regulatory or other approvals or other conditions; strategic priorities and initiatives and other statements that are not historical in nature. Any information that is not historical in nature included in this earnings release is subject to change. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update these statements.
Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and IP we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including:
•the occurrence of subsequent events;
•deterioration in domestic and global economic conditions or failure of conditions to improve as anticipated;
•deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue;
•consumer preferences and acceptance of our content, offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising sales on our DTC streaming services and linear networks;
•health concerns and their impact on our businesses and productions;
•international, including tariffs and other trade policies, political or military developments;
•regulatory and legal developments;
•technological developments;
•labor markets and activities, including work stoppages;
•adverse weather conditions or natural disasters; and
•availability of content.
Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable):
•our operations, business plans or profitability, including direct-to-consumer profitability;
•demand for our products and services;
•the performance of the Company’s content;
•our ability to create or obtain desirable content at or under the value we assign the content;
•the advertising market for programming;
•taxation; and
•performance of some or all Company businesses either directly or through their impact on those who distribute our products.
Additional factors are set forth in the Company’s most recent Annual Report on Form 10-K, including under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” quarterly reports on Form 10-Q, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and subsequent filings with the Securities and Exchange Commission.
The terms “Company,” “we,” and “our” are used in this report to refer collectively to the parent company and the subsidiaries through which our various businesses are actually conducted.

PREPARED EARNINGS REMARKS AND CONFERENCE CALL INFORMATION
In conjunction with this release, The Walt Disney Company will post prepared management remarks (Executive Commentary) at www.disney.com/investors and will host a conference call today, August 6, 2025, at 8:30 AM EDT/5:30 AM PDT via a live Webcast. To access the Webcast go to www.disney.com/investors. The Webcast replay will also be available on the site.

CONTACTS:

David Jefferson
Corporate Communications
818-560-4832

Carlos Gómez
Investor Relations
818-560-1933